                                  EXHIBIT 10.23



                       BOTTLING AGREEMENT BY AND AMONG THE
                       COMPANY AND HYPE CORPORATION, HYPE
                BEVERAGE CORPORATION, WORLD WIDE BEVERAGE INC.,
                  HYPE WATER COMPANY INC., HYPERHOLICS INC.,
                         R.J. BARRY COX AND NIGEL SPIRO


                                   Exhibit 2

                               BOTTLING AGREEMENT

         THIS BOTTLING AGREEMENT (this "Agreement") is made and entered into as of April 16, 1997 by and among Saratoga Beverage Group, Inc., a Delaware corporation ("Saratoga"), Hype Corporation, a corporation incorporated under the laws of the British Virgin Islands ("HC"), Hype Beverage Corporation, a corporation incorporated under the laws of the Province of Ontario and a majority-owned subsidiary of HC ("HBC"), World Wide Beverage Inc., a corporation incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of HBC ("WWBI"), Hype Water Company Inc., a corporation incorporated under the laws of the British Virgin Islands and a majority-owned subsidiary of WWBI ("HWC"), Hyperholics Inc., a corporation incorporated under the laws of the British Virgin Islands and a majority-owned subsidiary of WWBI ("Hyperholics"; collectively, HC, HBC, WWBI, HWC and Hyperholics are collectively referred to herein as "Hype"), and, for purposes of Sections 9, 12 and 17, R.J. Barry Cox and Nigel Spiro (Mr. Cox and Mr. Spiro are collectively referred to herein as the "Guarantors").

         WHEREAS, Hype owns the sole and exclusive right to manufacture, package, sell and distribute alcoholic or alco-pop beverages in glass or plastic bottles using the names "HYPERHOLICS" or "ULTRAHOLICS" (collectively with any future alcohol or alco-pop beverages using any other names, the "Holic Products") and water beverages in glass or plastic bottles using the name "HYPE 2-0" (collectively with any future water beverages using any other names, the "Water Products"; the Holic Products and the Water Products are collectively referred to herein as the "Products");

        WHEREAS, Hype desires to grant to Saratoga, and Saratoga desires to obtain from Hype, (i) the exclusive right and license to manufacture and package the Holic Products anywhere in the world, (ii) the nonexclusive right and license to manufacture and package the Water Products anywhere in the world and
(iii) the nonexclusive right and license to the names "HYPERHOLICS", "ULTRAHOLICS", "HYPE 2-0" and any future names used by Hype in connection with alcoholic or alco-pop or water beverages (collectively, the "Names"), pursuant to the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

         1. TERM. Subject to provisions contained in Section 7 hereof, the term of this Agreement shall commence on the date hereof and expire on the later to occur of (i) June 30, 2000 and (ii) the third anniversary of the first Holics Approval Date (as hereinafter defined); provided, however, that the parties may agree to extend the Term for successive three-year periods (the term of this Agreement, as extended, is referred to herein as the "Term").

         2. GRANT OF RIGHTS TO SARATOGA; RESTRICTIONS. Subject to the terms and conditions set forth in this Agreement, Hype hereby grants to Saratoga (i) the exclusive right and license to manufacture and package the Holic Products anywhere in the world, (ii) the nonexclusive right and license to manufacture and package the Water Products anywhere in the world and (iii) the nonexclusive right and license to the Names (collectively, the grant of the rights and licenses set forth in clauses (i), (ii) and (iii) above is hereby referred to as the "License"). Hype hereby agrees not to grant to any other person or entity the right to manufacture and/or package the Holic Products.

         3. PRODUCTION; MINIMUM ORDER QUANTITIES, LETTERS OF CREDIT.

                                   Exhibit 3

                  (a) In connection with this Agreement, Saratoga shall manufacture and package, or cause to be manufactured and packaged, all of the Products to be sold anywhere in the world by or on behalf of Hype.

                  (b) In connection with this Agreement, Hype shall purchase, during each 12 month period beginning on the first day of the month in which the first Holics Approval Date occurs during the Term (i.e., if the first Holics Approval Date occurs on July 15, 1997, the 12 month period from July 1, 1997 to June 30, 1998 and each 12 month period thereafter during the Term) the following quantities of the Holic Products:

                           (i) 500,000 24-count cases of Holic Products in 1.75 liter bottles, and

                           (ii) 600,000 24-count cases of Holic Products in 330 ml or 375 ml bottles

To the extent that minimum annual quantities for the Holic Products is not purchased by Hype, Hype hereby agrees to pay Saratoga liquidated damages in an amount equal to (x) in the case of 1.75 liter bottles, (A) $.50 per bottle, multiplied by (B) the number of bottles by which Hype fell short of the 500,000 24-count case annual minimum during each applicable 12 month period beginning July 1 and ending June 30 (beginning July 1, 1997), plus (y) in the case of 330 ml or 375 ml bottles, (A) $3.00 per case, multiplied by (B) the number of cases by which Hype fell short of the 600,000 case annual minimum during each applicable 12 month period beginning July I and ending June 30 (beginning July 1, 1997).

                  (c) There shall be no minimum annual quantities for the Water Products.

                  (d) The Products shall be manufactured and packaged in accordance with the standards, formulae and procedures established and revised by Hype from time to time; provided, however, that until each of the Products, including packaging, shall have (i) received the approval from the United States Bureau of Alcohol Tobacco and Firearms to manufacture, package and sell the Products, (ii) received any other applicable United States federal and state approvals required to manufacture, package and sell the Products in any, United States jurisdiction (including United States Food & Drug Administration approval), (iii) received any applicable foreign approvals required to manufacture, package and sell the Products in any jurisdiction outside of the United States in which the Products are intended to be sold, (iv) been approved by Hype and Saratoga, after appropriate testing, on the final design of the bottles and labels for the Products, (v) been approved by Hype and Saratoga, after appropriate testing, on the recipe and ingredients (including suppliers for the ingredients) for the Products (the time when all of the foregoing conditions have been met for a Product, for a Holics Product and for a Water Product is referred to herein as an "Approval Date", a "Holics Approval Date" and a "Water Approval Date", respectively), Saratoga shall not be required to expend any of its own monies or produce any of such Products, except as otherwise expressly set forth in this Agreement. In addition, prior to an Approval Date, Saratoga shall order glass bottles, develop labels and take other reasonable steps necessary to assist Hype in reaching the Approval Date. To the extent that the approval process would otherwise require Saratoga to submit orders to vendors, Hype hereby agrees that it shall either (i) order such goods directly from the vendors and supply them to Saratoga, in which case Hype shall assume full responsibility for the quality of and payment for such goods, or
(ii) shall advance Saratoga an amount equal to the amount necessary to pay the vendors, in which case Saratoga shall assume full responsibility for the quality of and payment for such goods.

                  (e) On at least a monthly basis after an Approval Date, Hype shall furnish or cause to be furnished written order projections to Saratoga showing the number of cases to be ordered for each Product, the type of containers to be used and the place of delivery of the Products. Saratoga shall use its best efforts to manufacture and package the Products required to satisfy such written order projections on the date requested by Hype; provided, however, that such date shall be no less than 60 days after the date of the written order projections; provided further, however, that, if any portion of an


                                   Exhibit 4
order is changed by Hype for any reason, Saratoga shall use its good faith efforts to manufacture and package the Products required to satisfy such order within 60 days after the date of the change. For purposes of this Agreement, Hype agrees that Saratoga may rely on the written order projections to manufacture and package the Products and receive payment therefor. Simultaneously with each order by Hype for the Products after an Approval Date, Hype shall deliver to Saratoga an irrevocable letter of credit (or other means of financing, if mutually agreed by Hype and Saratoga) in an amount equal to (i) with respect to Products to be manufactured and packaged by Saratoga in its own facilities, one hundred thirty percent (130%) of Saratoga's Cost (as hereinafter defined) and (ii) with respect to Products to be manufactured and packaged by Saratoga outside its own facilities, one hundred twenty-five percent (125%) of Saratoga's Cost. Each irrevocable letter of credit (or other means of financing, if mutually agreed by Hype and Saratoga) shall be payable to Saratoga upon demand, upon the earlier to occur of the termination of this Agreement or the manufacture and package of the Products. Saratoga shall have no obligation to manufacture and package any Products for which an irrevocable letter of credit (or other means of financing, if mutually agreed by Hype and Saratoga) is not in place.

         4.     PAYMENT OF COST;  RIGHT TO AUDIT.

                  (a) In connection with this Agreement, Hype shall pay to Saratoga the following:

                           (i) with respect to Products bottled by Saratoga in
its own facilities, one hundred thirty percent (130%) of Saratoga's Cost (as hereinafter defined); and

                           (ii) with respect to Products bottled by Saratoga
outside its own facilities, one hundred twenty-five percent (125%) of Saratoga's Cost.

                  (b) "Cost" is defined for purposes of this Agreement as all costs necessary in order for Saratoga to produce the finished Products, including, without limitation, the out-of pocket cost of all raw materials (including bottles, caps and Product ingredients) and work-in-progress, the cost of all labor and other expenses, including inventory costs, unamortized bottle mold costs and unamortized change parts, and the cost of all co-pack fees paid by Saratoga if it should decide, in its sole discretion, to use one or more co-packers, either within or outside of the United States. Hype hereby acknowledges that Saratoga may delegate some or all of Saratoga's obligations under this Agreement to one or more co-packers or other persons, either within or outside of the United States, in Saratoga's sole discretion. Hype hereby further acknowledges that all shipping of the Products shall be FOB Plant (either Saratoga's plant or the co-packer's plant, as the case may be).

                  (c) The payments due under the Agreement with respect to the manufacture and packaging of any Products shall be paid by Hype within ten (10) days after the delivery of such Products. In the event that payments are not made within such ten (10) day period, Hype acknowledges that Saratoga may, in its sole discretion, draw upon the letters of credit (or other means of financing, if mutually agreed by Hype and Saratoga) securing such payments, can setoff against finished goods inventory then held by Saratoga on its premises or under its control or can take possession of the Collateral (as defined in the Trademark Security Agreement annexed hereto as Exhibit A). All determinations with respect to the number of Products bottled and the payments to be made hereunder shall be made by Saratoga in accordance with its books and records. Saratoga hereby agrees to maintain true and correct records of the number of Products bottled and the payments to be made hereunder and the other material records in connection with this Agreement for two (2) years after termination of this Agreement. Within five (5) business days after a request is made by Hype, Saratoga shall send copies of the records relating to this Agreement to Hype.

                  (d) Hype shall have the right, one (1) time in each calendar year, during normal business hours and upon ten (10) days' prior written notice to Saratoga and subject to the confidentiality requirements set forth in this Agreement, at Hype's expense, to audit the books and records of Saratoga regarding the amounts payable to Saratoga pursuant to Section 4(a); provided, however, that any such audit period shall end with one of Saratoga's fiscal quarters; provided further, however, that, without the


                                   Exhibit 5
prior written consent of Saratoga, no such audit shall take place during the first ninety (90) days of Saratoga's fiscal year. Notwithstanding the foregoing, the calculation and payment of amounts payable to Saratoga shall be deemed final and not subject to further review one (1) year after the end of the fiscal year of Saratoga in which such payment of amounts was made unless otherwise challenged by Hype pursuant to this Section 4(d). Saratoga shall have the right for a period of ten (10) business days after the completion of the audit to present the auditors with any comments on the calculation of the amounts payable to Saratoga for such period. The auditors shall consider Saratoga's comments and shall make any necessary revisions. In the event Saratoga ultimately disagrees with the auditor's calculation, such dispute shall be resolved by binding arbitration in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association. In the event an audit reveals that Hype should have paid Saratoga an amount that is greater than that which was paid to Saratoga, then Hype shall pay to Saratoga the difference between the amount owed and the amount paid, plus interest.

         5.      REPRESENTATIONS AND WARRANTIES OF HYPE; COVENANTS.

                  (a) Hype jointly and severally represents and warrants to Saratoga that:

                           (i) Hype has full corporate power and authority to
enter into this Agreement and the Trademark Security Agreement and to carry out the transactions contemplated hereby. Hype, by all requisite action (whether corporate or otherwise), has duly authorized the execution and delivery of this Agreement and the Trademark Security Agreement and the consummation of the transactions contemplated hereby, and no other proceedings, corporate or otherwise, on the part of Hype are necessary to authorize this Agreement and the Trademark Security Agreement, each of which, when executed, will constitute the valid and binding agreement of Hype, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement and the Trademark Security Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of (A) the organizational documents of Hype,
(B) any provisions of any contract or other instrument to which Hype is a party or by which it, its businesses, assets or properties may be affected or secured,
(C) any order, writ, injunction or decree applicable to Hype or (D) to the knowledge of Hype, any statute, rule or regulation;

                           (ii) No consent, approval, order or authorization of,
or registration, declaration or filing with, any governmental or other third party, domestic or foreign, is required by or with respect to Hype in connection with its execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby;

                           (iii) Hype has the sole and exclusive rights to, and
is the sole and exclusive owner of, the names "HYPERHOLICS", "ULTRAHOLICS" and "HYPE 2-0" in the United States and in each country in which the Products will be sold and has the sole and exclusive right to grant a license of the names "HYPERHOLICS", "ULTRAHOLICS" and "HYPE 2-0" to Saratoga pursuant to this Agreement, free and clear of all liens, encumbrances or restrictions of any kind;

                           (iv) Hype has the sole and exclusive right to grant
the License to Saratoga pursuant to this Agreement, free and clear of all liens, encumbrances or restrictions of any kind;

                  (b)      Hype jointly and severally covenants and agrees:

                           (i) to provide Saratoga with all standards, formulae
and procedures necessary (and consistent with industry standards) for the production of the Products, as such standards, formulae and procedures may be revised by Hype from time to time;

                           (ii) to use its best efforts to satisfy the
conditions set forth in Section 3(d) hereof for the Approval Date for each of the Products, including without limitation to (A) receive the approval from the United States Bureau of Alcohol Tobacco and Firearms to manufacture, package and sell the Products, (B) receive any other applicable United States federal and state approvals required to manufacture, package and the sell the Products in any United States jurisdiction (including United States


                                   Exhibit 6

Food & Drug Administration approval), (C) received any applicable foreign approvals required to manufacture, package and sell the Products in any jurisdiction outside of the United States in which the Products are intended to be sold, (D) approve, after appropriate testing, the final design of the bottles and labels for the Products, (E) approve, after appropriate testing, the recipe and ingredients (including suppliers for the ingredients) for the Products; and

                           (iii) that Hype shall not grant a License to any
other person or entity which would infringe upon Saratoga's rights under this Agreement.

         6.       REPRESENTATIONS AND WARRANTIES OF SARATOGA; COVENANTS.

                  (a)      Saratoga represents and warrants to Hype that:

                           (i) Saratoga has full power and authority to enter
into this Agreement and to carry out the transactions contemplated hereby. Saratoga, by all requisite action (whether corporate or otherwise), has duly authorized the execution and delivery of this Agreement and the Trademark Security Agreement and the consummation of the transactions contemplated hereby, and no other proceedings, corporate or otherwise, on the part of Saratoga are necessary to authorize this Agreement and the Trademark Security Agreement, each of which, when executed, will constitute the valid and binding agreement of Saratoga, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement and the Trademark Security Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of (A) the Certificate of Incorporation, By-Laws or other organizational documents of Saratoga, (B) any provision of any contract or other instrument to which Saratoga is a party or by which it, its businesses, assets or properties may be affected or secured, (C) any order, writ, injunction or decree applicable to Saratoga or (D) to the knowledge of Saratoga, any statute, rule or regulation; and

                           (ii) No consent, approval, order or authorization of,
or registration, declaration or filing with any governmental or other third party, domestic or foreign, is required by or with respect to Saratoga in connection with its execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

                  (b)      Saratoga covenants and agrees:

                           (i) to comply with all standards, formulae and
procedures promulgated by Hype for the production of the Products, as such standards, formulae and procedures may be revised by Hype from time to time and to assist Hype in meeting the conditions set forth in Section 3(d) hereof for the applicable Approval Date; and

                           (ii) to maintain liability insurance of such types,
in such amounts and for such risks, casualties and contingencies as are customarily insured against by enterprises in operations similar to the business of Saratoga, as such operations are currently conducted and proposed to be conducted.

         7.       TERMINATION.

                  (a) Either party to this Agreement may terminate this Agreement by written notice given to the other party hereto, effective upon receipt of (or, on such later date as may be specified therein), in the event of any one of the following-

                           (i) any of the representations and warranties made by
the other party herein is materially false, and continue to be false for a period of thirty (30) days following, notice from the non-breaching party of such breach;

                           (ii) the other party fails to fulfill or perform any
one or more of its obligations hereunder, and such non-fulfillment continues for a period of thirty (30) days following written notice from


                                   Exhibit 7
the non-breaching party of such breach; provided, however, that no written notice or thirty (30) day period shall apply to a breach of any obligation of Hype pursuant to Sections 3(b), 3(d) (the last sentence only), 4(a), 4(c) or 10 hereto or for a breach of any obligation of Saratoga pursuant to Section 3(e) (provided that Hype has fulfilled its obligations under Section 3(e);

                           (iii) dissolution of the other party;

                           (iv) insolvency of the other party, filing by the
other party of a voluntary petition in bankruptcy, filing of an involuntary petition in bankruptcy against the other party, which petition remains unlifted or unstayed for sixty (60) days, appointment by court of a temporary or permanent receiver, trustee or custodian for the other party or its business or a general assignment by the other party for benefit of its creditors; and

                           (v) attachment of or levy against a substantial
amount of the other party's property by an judicial officer which is not discharged or bonded within ten (10) days thereafter.

                  (b) Upon termination of this Agreement, Saratoga shall immediately cease to bottle the Products; provided, however, that, for a period of six (6) months after termination of this Agreement, Saratoga shall continue to have the right to sell Products in order to liquidate its inventory of Products unsold on the date of termination of this Agreement.

                  (c) In the event of a termination of this Agreement by Saratoga pursuant to Section 7(a), Saratoga shall have the right to (i) retain and/or sell any of the finished Products as a setoff against the amounts owed to Saratoga (including any amounts owed to the end of the Term with respect to the fulfillment of the minimum quantities set forth in Section 3(b)), (ii) to exercise its rights under the Trademark Security Agreement annexed hereto as Exhibit A, (iii) draw upon any outstanding letters of credit (or other financing) and (iv) to collect all amounts due and payable under Sections 3(b) (i.e., amounts owed to the end of the Term with respect to the fulfillment of the minimum quantities set forth herein), 3(d) (the last sentence only), 4(a) and 4(c).

         8. VIOLATION OF LICENSE. Each of the parties to this Agreement shall promptly notify the other in writing of any actual, alleged or threatened violation of the License granted hereunder (each a "Violation"). Hype shall have the right to institute proceedings against any third party, at its own expense, in its own name and in the name of Saratoga, with the prior approval of Saratoga (which approval shall not be unreasonably withheld) to obtain relief, including, but not limited to, injunctive relief, with respect to any Violation. Saratoga shall also have the right to institute proceedings against any third party, at Hype's expense, in its own name and in the name of Hype, with the prior approval of Hype (which approval shall not be unreasonably withheld), to obtain relief, including, but not limited to, injunctive relief, with respect to any Violation. In the event Saratoga desires to exercise the right granted pursuant to this
Section 8, Saratoga shall notify Hype in writing. In the event Hype desires to control such proceedings, Hype shall notify Saratoga within five (5) days after receipt of such notice from Saratoga. Saratoga acknowledges and agrees that Hype shall have the right to control such proceedings and shall have the right to settle any such proceeding, provided, however, that Hype shall not settle any such proceeding which would in any way affect Saratoga's rights under this Agreement without the prior consent of Saratoga. If and to the extent any monetary judgment is awarded in any such proceeding, such monetary judgment shall be for the benefit of the party injured. Nothing contained in this Agreement shall impose any obligations upon Saratoga to institute proceedings with respect to any Violation.

         9. GUARANTY. Each of the Guarantors hereby, jointly and severally, absolutely and unconditionally guarantees the prompt and punctual payment and performance when due of all amounts due and payable under this Agreement. This is a continuing guaranty applicable to any and all liabilities and obligations of every kind and character of Hype to Saratoga, whether now existing or hereafter arising, whether due and owing or to become due and owing, whether joint or several or joint and several, whether absolute or contingent, in each case as created by this Agreement, as this Agreement may be amended or modified. Each of the Guarantors hereby represents and warrants that the


                                   Exhibit 8

Guarantor has all necessary power and authority to enter into the guaranty contained in this Agreement and to carry out the transactions contemplated hereby. The guaranty contained in this Agreement, when this Agreement is executed by a Guarantor, will constitute the valid and binding agreement of the Guarantor, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of (A) any provisions of any contract or other instrument to which the Guarantor is a party or by which it, its businesses, assets or properties may be affected or secured, (B) any order, writ, injunction or decree applicable to such Guarantor or (C) to the knowledge of the Guarantor, any statute, rule or regulation.

         10. INDEMNIFICATION. Hype shall indemnify, defend and hold harmless Saratoga and its officers, directors, advisors and affiliates (other than Hype) from and against all loss, damage, liability, cost and expense, including, but not limited to, reasonable attorneys, fees, arising from (i) any claim or cause of action by any third party arising out of or in connection with the grant of the License to Saratoga pursuant to this Agreement, (ii) any claim or cause of action by any third party arising out of or in connection with the bottling, use or delivery of any Products, including by any customer of Hype,
(iii) any material breach by Hype of any representation or warranty made by Hype herein or (iv) any material breach by Hype of any of its obligations or agreements contained herein or hereunder.

         11.      CONFIDENTIAL INFORMATION.

                  (a) Hype shall not, at any time during the term of this Agreement and thereafter, directly or indirectly, disclose or furnish to any other person, firm, partnership, corporation or any other entity, except in the course of the proper performance of his duties hereunder, any Confidential Information (as defined below) pertaining to the business of Saratoga, unless required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of Saratoga, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Hype to divulge, disclose or make accessible such information; provided, however, that Hype shall provide Saratoga with notice of the requirement of such disclosure promptly after Hype is notified thereof and prior to its disclosure thereof so as to enable Saratoga to challenge the order compelling such disclosure.

                  (b) Saratoga shall not, at any time during the term of this Agreement and thereafter, directly or indirectly, disclose or furnish to any other person, firm, partnership, corporation or any other entity, except in the course of the proper performance of his duties hereunder, any Confidential Information (as defined below) pertaining to the business of Hype, unless required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of Hype, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Saratoga to divulge, disclose or make accessible such information; provided, however, that Saratoga shall provide Hype with notice of the requirement of such disclosure promptly after Saratoga is notified thereof and prior to its disclosure thereof so as to enable Hype to challenge the order compelling such disclosure.

                  (c) For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning any financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, information relating to practices, processes, techniques, procedures, methods, trade secrets, marketing plans and other non-public, proprietary and confidential information of Saratoga or Hype, as the case may be, that, in any case, (i) is not otherwise generally available to the public, (ii) is generally known in any industry in which Saratoga or Hype, as the case may be, is or was involved and (iii) has not been disclosed by Saratoga or Hype, as the case may be, to others not subject to confidentiality agreements.

                  (d) Hype and Saratoga hereby agree that the covenants contained in this Section 11 are reasonable and necessary covenants for the protection of the parties hereto and their respective businesses under the circumstances, and further agree that if, in the opinion of any court of competent


                                   Exhibit 9
jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Hype and Saratoga each hereby agrees that any breach or threatened breach by the other party hereto of the covenants contained in this Section 11 would irreparably injure such party and that there is no adequate remedy at law for any such breach or threatened breach and, accordingly, that such party, in addition to pursuing any other remedies it may have in law or in equity, may obtain injunctive relief in any court, foreign or domestic, having the capacity to grant such relief, to restrain any such breach or threatened breach by other party hereto and to enforce the provisions of this Section 11.

         12. NOTICES. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):



If to Saratoga, to:                 Saratoga Beverage Group, Inc.
                                    11 Geyser Road
                                    Saratoga Springs, New York 12866
                                    Attention: Robin Prever
                                    Fax No.: (518) 584-0380

If to Hype or
the Guarantors, to:                 Hype Beverage Corporation
                                    33 University Avenue, Suite 1109
                                    Toronto, Ontario M5J 2S7
                                    Attention: R.J. Barry Cox
                                    Fax No. :

         13. ENTIRE AGREEMENT. This Agreement and the Trademark Security Agreement set forth the entire Understanding and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior understandings, negotiations or agreements between the parties hereto, both written and oral, with respect to such subject matter. The parties hereby acknowledge that this Agreement is separate and distinct from any other agreement, including any agreement regarding a merger or business combination, which may in the future be entered into by Hype and Saratoga, and the failure to enter into any other such agreement shall have no effect on the validity of this Agreement.

         14. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Saratoga and Hype and their respective successors and assigns. Except as expressly contemplated by this Agreement, neither of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of the other party hereto, and any assignment made without such consent shall be void and constitute a default hereunder.

         15. AMENDMENT OR MODIFICATION; WAIVER. This Agreement may be amended or modified only by written agreement executed by all parties hereto. Either of the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

                                   Exhibit 10

         16. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         17. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association. Each of the parties hereto consents, for itself and in respect of its property, to the jurisdiction and venue of the City of Albany, State of New York for purposes of this Section 17 and hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any dispute in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association, in respect of this Agreement or any documents related thereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted under New York law.

         18. PUBLICITY. The parties shall agree with each other as to the timing and content prior to issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that nothing herein shall prohibit any party to this Agreement from making any public disclosure regarding this Agreement and the transactions contemplated hereby if, in the opinion of counsel to such party, such disclosure is required by law or by valid judicial process.

         19. HEADINGS. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.

         21. NO PREJUDICE. This Agreement has been jointly prepared and negotiated by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

                                   Exhibit 11

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.




HYPE CORPORATION                                  SARATOGA BEVERAGE GROUP, INC.


BY: /s/ R.J. Barry Cox                            BY: /s/ ROBIN PREVER
    --------------------------                        --------------------------
    Name:  R.J. Barry Cox                             Name:  Robin Prever
    Title: Chairman                                   Title: Chief Executive
                                                             Officer




HYPE BEVERAGE CORPORATION                         WORLD WIDE BEVERAGE INC.


BY: /s/ R.J. Barry Cox                            BY: /s/ R.J. Barry Cox
    --------------------------                        --------------------------
    Name:  R.J. Barry Cox                             Name:  R.J. Barry Cox
    Title: Chairman                                   Title: Chairman



HYPE WATER COMPANY INC.                           HYPERHOLICS INC.


BY: /s/ R.J. Barry Cox                            BY: /s/ R.J. Barry Cox
    --------------------------                        --------------------------
    Name:  R.J. Barry Cox                             Name:  R.J. Barry Cox
    Title: Chairman                                   Title: Chairman



For purposes of Sections 9, 12 and                For purposes of Sections 9,
17 only                                           12 and 17 only


    /s/ NIGEL SPIRO                                   /s/ R.J. BARRY COX
    --------------------------                        --------------------------
    Nigel Spiro                                       R.J. Barry Cox

                                   Exhibit 12